Exhibit 23.2

Gary S. Joiner

FRASCONA JOINER GOODMAN AND GREENSTEIN, P.C.

4750 Table Mesa Drive

Boulder, Colorado 80305

Ph: 303 494 3000

Fx: 303 494 6309

August 5, 2005

Apex Wealth Enterprises Limited

Rooms 3505-06, 35th Floor

Edinburgh Tower, The Landmark

15 Queen’s Road Central, Hong Kong

Re:

Registration Statement on Form S-8

To the Company:

We hereby consent to being named in your Registration Statement on Form S-8 as the attorneys who will pass on legal matters in connection with the issuance of the shares referred to therein, and to the filing of our opinion as an Exhibit to the Registration Statement.

Very truly yours

FRASCONA JOINER GOODMAN AND GREENSTEIN, P.C.

/s/ Gary S. Joiner